 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Two Landmark Square, Suite 300 Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)
  (888) 636-1223
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On November 30, 2023, the Board of Directors of The Lovesac Company (the “Company”), as part of its periodic review of the Company’s corporate governance documents, amended the Company’s bylaws (the “Amended and Restated Bylaws), effective immediately (the “Bylaws Amendment”). The amendments reflected by the Bylaws Amendment include the following:

•Enhancing procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at the Company’s annual meeting of stockholders (except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended), special meeting of stockholders and in connection with actions sought to be taken by stockholders without a meeting, including by requiring additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to a stockholder’s solicitation of proxies;

•Changing certain provisions relating to stockholder nominees for election as a director to address the “universal proxy rules” in accordance with Rule 14a-19 under the Exchange Act;

•Revising certain additional procedures related to stockholder meetings to conform to the provisions of the Delaware General Corporation Law, as recently amended, including but not limited to, provisions relating to delivery of notices of stockholder meetings, communications regarding adjourned stockholder meetings, and the availability of the stockholder list in connection with stockholder meetings;

•Including a requirement that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white;

•Adding a forum selection provision, which provides that, unless the Company consents in writing to the selection of another forum, the Delaware Court of Chancery, or in the event the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, another state or federal court located within the State of Delaware, will be the sole and exclusive forum for the following actions: (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Company, or (d) any action asserting a claim governed by the internal affairs doctrine;

•Adding a forum selection provision that provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended;

•Amending the voting threshold for stockholders to amend the Amended and Restated Bylaws to require the affirmative vote of holders of at least a majority in voting power of the issued and outstanding shares of stock. entitled to vote generally in the election of directors, voting as a single class;

•Adopting gender neutral terms when referring to particular positions, offices or title holders; and

•Making certain other administrative, technical, and conforming changes.

The foregoing description of the Bylaw Amendment is qualified in its entirely by the full text of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated to this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2023

THE LOVESAC COMPANY

	By:	/s/ Megan C. Preneta
	Name:	Megan C. Preneta
	Title:	Vice President, General Counsel and Secretary